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aMENDED AND RESTATED Stock Pledge Agreement

This AMENDED AND RESTATED STOCK PLEDGE AGREEMENT dated and effective as of May 11, 2012 (the “Pledge Agreement”), is executed by and between Banyan Rail Services, Inc. as successor by merger with B.H.I.T., INC., a Delaware corporation (the “Pledgor”), whose address is 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431 and FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”), whose address is 222 South Riverside Plaza, 32nd Floor, Chicago, Illinois, 60606.

RECITALS

A.         The Wood Energy Group, Inc., a Missouri corporation, and the wholly owned subsidiary of Pledgor (the “Borrower”), Pledgor and Bank have entered into that certain Amended and Restated Loan and Security Agreement of even date herewith, and pursuant thereto Borrower has executed certain Revolving, Term and Capex Notes of even date herewith (the Loan and Security Agreement and the Notes, as they may be amended from time to time, collectively referred to hereinafter as the “Loan Agreement”).

B.         Borrower previously entered into an Original Loan Agreement with Bank, dated September 4, 2009, as amended from time to time, and Pledgor’s predecessor-in-interest, B.H.I.T., Inc., executed a Stock Pledge Agreement in connection therewith.

C.         Borrower and Pledgor have agreed that Borrower’s repayment of the Obligations set forth in the Loan Agreement will be secured by, inter alia, Pledgor’s pledge of all of Borrower’s issued and outstanding stock, pursuant to this Pledge Agreement.

D.         The Shares (as defined herein) are wholly owned by Pledgor and Pledgor deems it to be in the direct pecuniary and business interests of Pledgor that Borrower enters into the Loan Agreement.

E.         Pledgor understands that Bank is willing to grant financial accommodations to Borrower only upon certain terms and conditions, one of which is that Pledgor grant to Bank the security interest in the Shares (as defined herein), and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Borrowers by Bank and for other valuable consideration

NOW, THEREFORE, the parties agree as follows:

1.         Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.         Creation of Security Interest. Pursuant to the provisions of the Loan Agreement and the Illinois Uniform Commercial Code, Pledgor hereby grants to the Bank, and the Bank hereby accepts, a first and present security interest in (i) the Shares, (ii) all Dividends (as defined in Section 6 hereof), and (iii) all Additional Securities (as defined in Section 7 hereof), if any, to partially secure payment of the Obligations of Borrower set forth in the Loan Agreement and performance of all Pledgor's obligations under this Pledge Agreement. Pledgor has delivered to the Bank Common Stock certificate No. 3, representing all the Shares, and herewith delivers a stock power for certificate No. 3 in the form attached as an Exhibit to the Loan Agreement, duly executed (with the date and number of shares left blank) by Pledgor. For purposes of this Pledge Agreement, the Shares, all Dividends, and all Additional Securities will hereinafter be collectively referred to as the “Shares.” Pledgor agrees that the Shares will be held by the Bank.

3.          Representations and Warranties and Covenants Regarding Shares. Pledgor hereby represents and warrants to the Bank that Pledgor has good title (both record and beneficial) to the Shares, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Pledgor has the right to pledge and grant the Bank the security interest in the Shares granted under this Pledge Agreement. Pledgor further agrees that, until all sums due under the Loan Agreement have been paid in full, and all of Pledgor’s obligations under this Pledge Agreement have been performed, Pledgor will not, without the Bank's prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Shares, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Shares or (iii) suffer or permit to continue upon any of the Shares during the term of this Pledge Agreement, an attachment, levy, execution or statutory lien.

4.          Rights on Default. Upon an occurrence and continuance of an Event of Default under the Loan Agreement, the Bank will have full power to sell, assign and deliver or otherwise dispose the whole or any part of the Shares at any broker's exchange or elsewhere, at public or private sale, at the option of the Bank, in order to satisfy any part of the obligations of Borrower now existing or hereinafter arising under the Loan Agreement or (as to Pledgor’s obligations) under this Pledge Agreement. On any such sale, the Bank or its assigns may purchase all or any part of the Shares. In addition, at its sole option, the Bank may elect to retain all the Shares in partial satisfaction of Borrower's Obligations under the Loan Agreement, in accordance with the provisions and procedures set forth in the Loan Agreement. Pledgor agrees at the Bank's request, to cooperate with the Bank in connection with the disposition of any and all of the Shares and to execute and deliver any documents which the Bank shall reasonably request to permit disposition of the Shares.

5.          Additional Remedies. The rights and remedies granted to the Bank herein upon an Event of Default that shall be continuing will be in addition to all the rights, powers and remedies of the Bank under the Loan Agreement and the Illinois Uniform Commercial Code and applicable law and such rights, powers and remedies will be exercisable by the Bank with respect to all of the Shares. Pledgor agrees that the Bank's reasonable expenses of holding the Shares, preparing them for resale or other disposition, and selling or otherwise disposing of the Shares, including reasonable attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Shares. All rights, powers and remedies of the Bank will be cumulative and not alternative. Any forbearance or failure or delay by the Bank in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

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6.          Dividends; Voting. All dividends hereinafter declared on or payable with respect to any Shares (if, and to the extent, permitted by the Loan Agreement) during the term of this Pledge Agreement (the "Dividends") will be immediately delivered to the Bank to be held in pledge under this Pledge Agreement. Notwithstanding this Pledge Agreement, so long as Pledgor owns the Shares and no Event of Default has occurred and is continuing under the Loan Agreement, Pledgor will be entitled to vote any shares comprising the Shares, subject to any proxies granted by Pledgor.

7.          Adjustments. If, and to the extent, permitted in the Loan Agreement, in the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Shares, or if warrants or any other rights, options or securities are issued in respect of the Shares, (the "Additional Securities") then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be (if delivered to Pledgor, immediately surrendered to the Bank and) pledged to the Bank to be held under the terms of this Pledge Agreement as and in the same manner as the Shares are held hereunder.

8.          Rights Under Loan Agreement; Setoff. Pledgor understands and agrees that the Bank's rights to repurchase the Shares under the Loan Agreement, if any, will continue for the periods and on the terms and conditions specified in the Loan Agreement, whether or not the Obligations pursuant to the Loan Agreement have been paid in full during such period of time, and that to the extent that the Obligations pursuant to the Loan Agreement are not paid in full during such period of time, the repurchase by the Bank of the Shares may be made by way of cancellation of all or any part of Borrower's indebtedness under the Loan Agreement.

9.         Redelivery of Shares; No Release For Partial Payment.

(a)       Until all obligations of Borrower under the Loan Agreement and of the Pledgor under this Pledge Agreement have been satisfied in full, all Shares will continue to be held in pledge under this Pledge Agreement. If Borrower prepays all or a portion of the Obligations due pursuant to the Loan Agreement, the portion of the Shares represented by such pre-payment (the "Paid Shares") will be treated as independent collateral for the remaining balance of the Loan Agreement for the purpose of commencing the holding period under Rule 144(d) of the Securities and Exchange Commission.

(b)       Upon performance of all Borrower's obligations under the Loan Agreement and of Pledgor’s obligations under this Pledge Agreement, the Bank will immediately redeliver the Shares to Pledgor and this Pledge Agreement will terminate; provided, however, that all rights of the Bank to retain possession of the Shares pursuant to the Loan Agreement will survive termination of this Pledge Agreement.

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10.         Further Assurances. Pledgor shall, at the Bank's request, execute and deliver such further documents and take such further actions as the Bank shall reasonably request to perfect and maintain the Bank's security interest in the Shares, or in any part thereof.

11.         Successors and Assigns. This Pledge Agreement will inure to the benefit of the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

12.         Governing Law. This Pledge Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

13.         Modification; Entire Agreement. This Pledge Agreement will not be amended without the written consent of both parties hereto. This Pledge Agreement, together with the Loan Agreement and any UCC-1 and Surface Transportation Board financing statements filed by the Bank, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

14.         WAIVER OF DEFENSES. THE PLEDGOR, ON BEHALF OF ITSELF AND ANY GUARANTORS OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE PLEDGOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS PLEDGE AGREEMENT. THE PLEDGOR WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS PLEDGE AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

15.         WAIVER OF JURY TRIAL. THE BANK AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT OR ANY OF THE OTHER OBLIGATIONS, THE SHARES, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE PLEDGOR ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

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16.         LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS SET FORTH IN THE LOAN AGREEMENT, THE PLEDGOR IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT, ANY OTHER AGREEMENTS WITH THE BANK, OR THE SHARES, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE CITY OF CHICAGO, ILLINOIS. THE PLEDGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

17.         Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Pledge Agreement and in the performance and observance by the Pledgor of each covenant, agreement, provision and term of this Pledge Agreement.

18.         Notices. Except as otherwise provided herein, the Pledgor waives all notices and demands in connection with the enforcement of the Bank’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

If to the Pledgor:	Banyan Rail Services, Inc.
2255 Glades Road
Suite 342-W
Boca Raton FL 33431
Attention: Jon D. Ryan, Chief Financial Officer
Telephone: (561) 443-5300
Fax: (561) 443-5319

If to the Bank:	Fifth Third Bank
222 South Riverside Plaza
32nd Floor
Chicago, Illinois 60606
Attention: Mr. Craig Schuth

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

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19.         Indemnification. The Pledgor agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys’ fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Pledge Agreement or any of the Loan Documents to which it is a party, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Pledge Agreement, the Loan Agreement, and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Bank’s rights and remedies under this Pledge Agreement, the Loan Documents to which it is a party and any other instruments and documents delivered hereunder, or under any other agreement between the Pledgor and the Bank; provided, however, that the Pledgor shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Pledgor shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Pledgor or the Borrower as the case may be, be added to the Obligations of the Borrower and be secured by the Collateral including, but not limited to, the Shares. The provisions of this Section 19 shall survive the satisfaction and payment of the other obligations and the termination of this Pledge Agreement.

20.         Guaranty Incorporated By Reference. The provisions of the Guaranty executed by Pledgor of even date herewith (the “Guaranty”) are hereby incorporated herein by reference. In the event of a conflict between the provisions of the Guaranty and the provisions of this Pledge Agreement, the provisions of the Guaranty shall govern.

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IN WITNESS WHEREOF, the Pledgor and the Bank have executed this Amended and Restated Stock Pledge Agreement as of the date first above written.

Banyan Rail Services, Inc., as successor by merger with B.H.I.T., Inc., a Delaware corporation

By:	/s/ Jon Ryan
Its:	CFO

FIFTH THIRD BANK,
an Ohio banking corporation

By:	/s/ Craig Schuth
Its:	Vice President

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